Exhibit 99.1

I-AM Capital Acquisition Company Announces Postponement of its Special Meeting

New York, NY – October 3, 2018 - I-AM Capital Acquisition Company (NASDAQ:IAM) ("the "Company"), announced today that the special meeting in lieu of an annual meeting of its stockholders that was scheduled for October 4, 2018 (the "special meeting"), has been postponed to a to-be-determined later date within the next 45 days because the Company requires additional time to market the transaction and take actions to reduce potential redemptions by its stockholders, including without limitation, entering into backstop arrangements with investors who will support the transaction. Once the new date for the special meeting is determined, a notice setting forth the exact date, time and location of the rescheduled special meeting will be mailed to stockholders of the Company.

About I-AM Capital:

The Company, which was co-founded and is led by F. Jacob Cherian and Suhel Kanuga, is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company raised $52.7 million in its IPO and will focus its efforts to identify a target business and will not be limited to a particular industry or geographic region, although it intends to focus its search on target businesses with a connection in India.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," including the timing of the announcement of the new special meeting date. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's initial public offering and its definitive proxy statement in connection with its special meeting filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT:

I-AM Capital Acquisition Company

sk@i-amcapital.com

(212) 878 3684